UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K
—————————————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 8, 2010

______________________________
WORLD HEART CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120 Salt Lake City, Utah USA	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of World Heart Corporation (the “Company”) was held on June 8, 2010. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 14,730,991 shares of common stock entitled to vote at the Annual Meeting and a total of 11,048,151 shares of common stock were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1
These seven nominees were elected as Board of Directors, to serve until the next annual meeting and their successors are duly elected and qualified, by the following vote:

Nominees	For	Withheld	Broker Non-Votes
Jeani Delagardelle	11,045,222	2,903	26
Michael Sumner Estes	11,044,254	3,871	26
William C. Garriock	11,043,206	4,919	26
Anders D. Hove	11,045,154	2,971	26
Eugene B. Jones	11,045,154	2,971	26
John Alexander Martin	11,044,154	3,971	26
Austin W. Marxe	11,044,254	3,871	26

Proposal 2
The selection by the Audit Committee of the Board of Directors of Burr Pilger Mayer, Inc. as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010 was ratified by the following vote:

For	Against	Abstain
11,045,222	2,903	26

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 14, 2010

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown
	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer